March 4, 2021

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Digital Turbine, Inc.’s statements including under Item 4.01(a) of its Form 8-K filed on March 4, 2021 and we agree with such statements concerning our firm.